Exhibit 8(w)(iii)

                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                          THE DIREXION INSURANCE TRUST,
                         RAFFERTY ASSET MANAGEMENT, LLC,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2005 Fund Participation Agreement, as amended (the "Agreement"), among The Potomac Insurance Trust, Rafferty Asset Management, LLC and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

      1.    Schedule A is hereby modified in its entirety as attached hereto.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2008.

                                        THE DIREXION INSURANCE TRUST

                                        By:
                                            ----------------------------------
                                        Name:
                                        Title:


                                        RAFFERTY ASSET MANAGEMENT, LLC

                                        By:
                                            ----------------------------------
                                        Name:
                                        Title:


                                        JEFFERSON NATIONAL LIFE INSURANCE
                                        COMPANY

                                        By:
                                            ----------------------------------
                                        Name:  Craig A. Hawley
                                        Title:  General Counsel and Secretary


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


                                   Schedule A
                                   ----------


============================================= =========================================== ================================
Separate Accounts                             Contracts                                   Investment Options

============================================= =========================================== ================================
Jefferson National Life Annuity Account C     CVIC-2000
Jefferson National Life Annuity Account E     CVIC-2001                                   Dynamic VP HY Bond Fund
Jefferson National Life Annuity Account F     CVIC-2004                                   Evolution VP Managed Bond Fund
Jefferson National Life Annuity Account G     CVIC-2005                                   Evolution VP All-Cap Equity Fund
Jefferson National Life Annuity Account H     22-4056
Jefferson National Life Annuity Account I     22-4025
Jefferson National Variable Account L         32-4000
Jefferson National Life Annuity Account J     32-4002
Jefferson National Life Annuity Account K     32-4003
                                              22-4047
                                              22-4048
                                              22-4061
                                              JNL-2100
                                              JNL-2200d
                                              JNL-2300
                                              JNL-2300-1
                                              JNL-2300-2
--------------------------------------------- ------------------------------------------- --------------------------------

Investment Option                                  Trading Notice Deadline
-----------------                                  -----------------------
Dynamic VP HY Bond Fund                            2:00
Evolution VP Managed Bond Fund                     4:00
Evolution VP All-Cap Equity Fund                   4:00

                                   Page 2 of 2